CONTACT:

Rodney B. Harrison Morton Industrial Group, Inc. (309) 266-7176	Van Negris / Lexi Terrero Van Negris & Company, Inc. (212) 759-0290 — info@vnegris.com
FOR IMMEDIATE RELEASE
Morton Industrial Group, Inc. Announces Special Meeting of Shareholders
MORTON, IL — July 10, 2006 — Morton Industrial Group, Inc. (OTC BB: MGRP), which operates Morton Metalcraft Co., a leading metal fabrication supplier to large industrial original equipment manufacturers (OEMs) (the “Company”), today announced that a Special Meeting of Shareholders of the Company will be held at 9:00 a.m., Central Daylight Savings Time, on August 25, 2006, at the Company’s offices located at 1021 W. Birchwood, Morton, Illinois 61550.
The purpose of the meeting is for shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 22, 2006, among the Company, MMC Precision Holdings Corp. and MMC Precision Merger Corp. (entities organized by Brazos Private Equity Partners, LLC to effect the merger and related transactions). Shareholders of record of the common shares of Morton Industrial Group, Inc. as of the close of business on July 10, 2006 are entitled to vote.
Under the merger agreement, MMC Precision Holdings Corp. will acquire the Company through a merger of its wholly owned subsidiary, MMC Precision Merger Corp., into the Company, which will be the surviving company in the merger. The completion of the merger is conditioned upon shareholder approval of the merger agreement.
In connection with the previously announced proposed merger, Morton Industrial Group, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, WHICH IS BEING MAILED TO ALL SHAREHOLDERS OF RECORD, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Morton Industrial Group, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Morton Industrial Group, Inc.’s Web site at www.mortongroup.com under the Investor Relations tab or by directing such request to Morton Industrial Group Inc., Attention: Investor Relations, 1021 W. Birchwood, Morton, Illinois 61550.
Morton Industrial Group, Inc. directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Morton Industrial Group, Inc.’s participants in the solicitation is set forth in the proxy statement relating to the merger.
About Morton Industrial Group, Inc.
Morton Industrial Group, Inc. (OTC: MGRP) is a highly respected contract fabrication supplier that has significant relationships with a diverse group of industrial original equipment manufacturers. Our products include a broad range of metal fabrications and assemblies for the Construction, Agricultural and Commercial capital goods industries. Our superior competitive strengths have resulted in strong, focused relationships with our prestigious customer base. We employ approximately 1,500 associates and our six manufacturing facilities are strategically located in the Midwestern, Southeastern and Northeastern United States in close proximity to our customers’ manufacturing and assembly facilities. Our principal customers include Caterpillar Inc., Deere & Co., Kubota Corporation and JLG Industries Inc.
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Morton Industrial Group, Inc.
July 10, 2006 — Page Two
“Safe Harbor” Statement Under The Private Securities Litigation Reform Act of 1995: This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including statements containing words “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects,” and similar words. The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction, industrial and agricultural sales; the availability of working capital; the orders of our major customers; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company’s reports and registration statements filed with the Securities and Exchange Commission. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The forward looking statements contained herein speak only of the Company’s expectation as of the date of this press release. We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward looking statements contained herein to reflect future events or developments.
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